MIDFIRST BANK

BUSINESS LOAN AGREEMENT (ASSET BASED)

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$10,000,000.00	01-03-2024	01-03-2026	1253580-100	80	00001462639	13205	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: Massimo Motor Sports, Limited Liability Company
3101 W. Miller Rd.
Garland, TX 75041

Lender: MidFirst Bank
Location: Commercial Lending
11001 N Rockwell
Oklahoma City, OK 73162

THIS BUSINESS LOAN AGREEMENT (ASSET BASED) dated January 3, 2024, is made and executed between Massimo Motor Sports, Limited Liability Company ("Borrower") and MidFirst Bank ("Lender") on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of January 3, 2024, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

ADVANCE AUTHORITY. The following person or persons are authorized, except as provided in this paragraph, to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: **David Shan, Managing Member of Massimo Motor Sports, Limited Liability Company. * Advance Requests must be submitted by 2:00 PM, Central time.**

LINE OF CREDIT. Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows:

Conditions Precedent to Each Advance. Lender's obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

(1) Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.

(2) Lender shall have received such opinions of counsel, supplemental opinions, and documents as Lender may request.

(3) The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.

(4) All guaranties required by Lender for the credit facility(ies) shall have been executed by each Guarantor, delivered to Lender, and be in full force and effect.

(5) Lender, at its option and for its sole benefit, shall have conducted an audit of Borrower's Accounts, Inventory, books, records, and operations, and Lender shall be satisfied as to their condition.

(6) Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

(7) There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for in the paragraph below titled "Compliance Certificate."

Making Loan Advances. Advances under this credit facility, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by authorized persons. Lender may, but need not, require that all oral requests be confirmed in writing. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (1) when credited to any deposit account of Borrower maintained with Lender or (2) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day. Under no circumstances shall Lender be required to make any Advance in an amount less than $100.00.

Mandatory Loan Repayments. If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base. On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

Loan Account. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility. Lender shall provide Borrower with periodic statements of Borrower's account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower's receipt of any such statement which Borrower deems to be incorrect.

COLLATERAL. To secure payment of the Primary Credit Facility and performance of all other Loans, obligations and duties owed by Borrower to Lender, Borrower (and others, if required) shall grant to Lender Security Interests in such property and assets as Lender may require. Lender's Security Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance. With respect to the Collateral, Borrower agrees and represents and warrants to Lender:

Perfection of Security Interests. Borrower agrees to execute all documents perfecting Lender's Security Interest and to take whatever actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and Lender will file such financing statements and all such similar statements in the appropriate location or locations. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's security interest in the Collateral. Borrower promptly will notify Lender before any change in Borrower's name including any change to the assumed business names of Borrower. Borrower also promptly will notify Lender before any change in Borrower's Social Security Number or Employer Identification Number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower's principal governance office or should Borrower merge or consolidate with any other entity.

Collateral Records. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Accounts and Account balances and agings. Records related to Accounts (Receivables) are or will be located at 3101 W. Miller Rd, Garland, TX 75041. With respect to the Inventory, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Inventory and records itemizing and describing the kind, type, quality, and quantity of Inventory, Borrower's Inventory costs and selling prices, and the daily withdrawals and additions to Inventory. Records related to Inventory are or will be located at 3101 W. Miller Rd, Garland, TX 75041. The above is an accurate and complete list of all locations at which Borrower keeps or maintains business records concerning Borrower's collateral.

Collateral Schedules. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender schedules of Accounts and Inventory and schedules of Eligible Accounts and Eligible Inventory in form and substance satisfactory to the Lender. Thereafter supplemental schedules shall be delivered according to the following schedule: With respect to Eligible Accounts, schedules shall be delivered on a monthly basis as reflected in the Financial Statements section of this Agreement. With respect to Eligible Inventory, schedules shall be delivered on a monthly basis as reflected in the Financial Statements section of this Agreement.

Representations and Warranties Concerning Accounts. With respect to the Accounts, Borrower represents and warrants to Lender: (1) Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account; (2) All Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; and (3) Lender, its assigns, or agents shall have the right at any time and at Borrower's expense to inspect, examine, and audit Borrower's records and to confirm with Account Debtors the accuracy of such Accounts.

Representations and Warranties Concerning Inventory. With respect to the Inventory, Borrower represents and warrants to Lender: (1) All Inventory represented by Borrower to be Eligible Inventory for purposes of this Agreement conforms to the requirements of the definition of Eligible Inventory; (2) All Inventory values listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; (3) The value of the Inventory will be determined on a consistent accounting basis; (4) Except as agreed to the contrary by Lender in writing, all Eligible Inventory is now and at all times hereafter will be in Borrower's physical possession and shall not be held by others on consignment, sale on approval, or sale or return; (5) Except as reflected in the Inventory schedules delivered to Lender, all Eligible Inventory is now and at all times hereafter will be of good and merchantable quality, free from defects; (6) Eligible Inventory is not now and will not at any time hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent, and, in such event, Borrower will concurrently at the time of bailment cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form acceptable to Lender, warehouse receipts in Lender name evidencing the storage of Inventory; and (7) Lender, its assigns, or agents shall have the right at any time and at Borrower's expense to inspect and examine the Inventory and to check and test the same as to quality, quantity, value, and condition.

ADDITIONAL CREDIT FACILITIES. In addition to the Primary Credit Facility, the following credit accommodations are either in place or will be made available to Borrower:

Letter of Credit Facility. Subject to the terms of this Agreement, Lender will issue standby letters of credit (each a "Letter of Credit") on behalf of Borrower. At no time, however, shall the total face amount of all Letters of Credit outstanding, less any partial draws paid under the Letters of Credit exceed the sum of **$6,000,000.00**.

(1) Upon Lender's request, Borrower promptly shall pay to Lender issuance fees and such other fees, commissions, costs, and any out-of-pocket expenses charged or incurred by Lender with respect to any Letter of Credit.

(2) The commitment by Lender to issue Letters of Credit shall, unless earlier terminated in accordance with the terms of this Agreement, automatically terminate on the Expiration Date and no Letter of Credit shall expire on a date which is more than zero (0) days after the Expiration Date.

(3) Each Letter of Credit shall be in form and substance satisfactory to Lender and in favor of beneficiaries satisfactory to Lender, provided that Lender may refuse to issue a Letter of Credit due to the nature of the transaction or its terms or in connection with any transaction where Lender, due to the beneficiary or the nationality or residence of the beneficiary, would be prohibited by any applicable law, regulation, or order from issuing such Letter of Credit. Under no circumstances, however, will a Letter of Credit exceed zero (0) days from the issue date.

(4) Prior to the issuance of each Letter of Credit, and in all events prior to any daily cutoff time Lender may have established for purposes thereof, Borrower shall deliver to Lender a duly executed form of Lender's standard form of application for issuance of letter of credit with proper insertions.

LENDER'S RIGHTS UPON DEFAULT. Upon the occurrence of any Event of Default, Lender may, at its sole and absolute discretion and in addition to any other remedies available to it under this Agreement or otherwise, require Borrower to pay immediately to Lender, for application against drawings under any outstanding Letters of Credit, the outstanding principal amount of any such Letters of Credit which have not expired. Any portion of the amount so paid to Lender which is not applied to satisfy draws under any such Letters of Credit or any other obligations of

Borrower to the Lender shall be repaid to Borrower without interest.

LENDER'S COSTS AND EXPENSES. Borrower shall, upon Lender's request, promptly pay to and reimburse Lender for all costs incurred and payments made by Lender by reason of any future assessment, reserve, deposit, or similar requirement or any surcharge, tax, or fee imposed upon Lender or as a result of Lender's compliance with any directive or requirement of any regulatory authority pertaining or relating to any Letter of Credit.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Texas. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 3101 W. Miller Rd., Garland, TX 75041. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: **None.**

Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower's articles of organization or membership agreements, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

Financial Information. Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower's ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, or an OCBOA acceptable to Lender, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements. Furnish Lender with the following:

Annual Statements. As soon as available, but in no event later than annually, beginning December 31, 2023, due within one-hundred fifty (150) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender.

Interim Statements. As soon as available, but in no event later than quarterly, beginning March 31, 2024, due within sixty (60) days after the end of each fiscal quarter, Borrower's balance sheet and profit and loss statement for the period ended, prepared by Borrower.

Additional Requirements.

Annual Tax Returns. As soon as available, but in no event later than thirty (30) days after the applicable filing date for the tax reporting period ended, Borrower's Federal and other governmental tax returns, prepared by Borrower.

Borrowing Base, Accounts Receivable Aging, Accounts Payable Aging, Inventory List. As soon as available, but in no event later than monthly, beginning December 31, 2023, due within thirty (30) days after the end of each month, Borrower's Borrowing Base, Accounts Receivable Aging, Accounts Payable Aging, Inventory List for the period ended.

Annual Statements (Miller Creek Holdings, LLC). As soon as available, but in no event later than annually, beginning December 31, 2023, due within sixty (60) days after the end of each fiscal year, Guarantor's balance sheet and income statement for the year ended, prepared by Guarantor.

Rent Roll (Miller Creek Holdings, LLC). As soon as available, but in no event later than annually, beginning December 31, 2023, due within thirty (30) days after the end of each fiscal year, Guarantor's Rent Roll for the year ended, prepared by Guarantor.

Annual Statements (Massimo Group). As soon as available, but in no event later than annually, beginning December 31, 2023, due within one hundred fifty (150) days after the end of each fiscal year, Guarantor's balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender

Annual Statements (David Shan). As soon as available, but in no event later than annually, beginning December 13, 2024, due within thirty (30) days after the year anniversary of the previous statement, Guarantor's personal financial statement, including contingent liabilities, for the year ended, prepared by Guarantor.

Annual Tax Returns (David Shan, Miller Creek Holdings, LLC, and Massimo Group). As soon as available, but in no event later than thirty (30) days after the applicable filing date for the tax reporting period ended, Guarantor's Federal and other governmental tax returns, prepared by Guarantor.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, or an OCBOA acceptable to Lender, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Financial Covenants and Ratios. Comply with the following covenants and ratios:

Minimum Income and Cash flow Requirements. Other Cash Flow requirements are as follows:

Fixed Charge Coverage Ratio (min). Maintain a Fixed Charge Coverage Ratio of no less than 1.25x measured quarterly starting December 31, 2023. All calculations will be done on a TTM basis. Fixed Charge Coverage shall be defined as EBITDAR divided by rent/lease expense plus CPLTD plus interest expense during the period. EBITDAR is defined as net income before taxes plus interest expense plus depreciation and amortization expense plus rent/lease expense plus non-recurring expenses less non-recurring income less distributions.

Debt Service Coverage (DSCR). **Miller Creek Holdings LLC** to maintain a Debt Service Coverage Ratio of no less than 1.25x to be measured annually starting December 31, 2023. Debt Service Coverage is defined as Net Income before taxes (excluding any gain/loss on asset sales) plus interest expense plus depreciation and amortization expense divided by scheduled principal and interest payments.

Tangible Net Worth Requirements. Other Net Worth requirements are as follows:

Total Liabilities to Tangible Net Worth Ratio (max). Maintain a Total Liabilities to Tangible Net Worth ratio ("Leverage Ratio") of no more than 2.50:1.00 measured annually beginning December 31, 2023. Defined as; Total Liabilities minus all Liabilities subordinated to MidFirst Bank, divided by Total Net Worth minus Intangible Assets minus Receivables due from Affiliates plus all Liabilities subordinated to MidFirst Bank.

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being

true and correct.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, and coverages reasonably acceptable to Lender and by insurance companies authorized to transact business in Texas. **BORROWER MAY FURNISH THE INSURANCE REQUIRED BY THIS AGREEMENT WHETHER THROUGH EXISTING POLICIES OWNED OR CONTROLLED BY BORROWER OR THROUGH EQUIVALENT COVERAGE FROM ANY INSURANCE COMPANY AUTHORIZED TO TRANSACT BUSINESS IN TEXAS.** Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least three (3) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the guarantors named below, on Lender's forms, and in the amounts and under the conditions set forth in those guaranties.

Names of Guarantors	Amounts
David Shan	Unlimited
Miller Creek Holdings LLC	Unlimited
Massimo Group	Unlimited

Subordination. Prior to disbursement of any Loan proceeds, deliver to Lender a subordination agreement on Lender's forms, executed by Borrower's creditor named below, subordinating all of Borrower's indebtedness to such creditor, or such lesser amount as may be agreed to by Lender in writing, and any security interests in collateral securing that indebtedness to the Loans and security interests of Lender.

Name of Creditor	Total Amount of Debt
David Shan	$9,601,468.00

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP or an OCBOA acceptable to Lender.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies. Promptly conduct and complete, at Borrower's expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Compliance Certificates. Unless waived in writing by Lender, provide Lender within zero () days after the end of each fiscal quarter, with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of

the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

Additional Financial Statement Requirements. All financial statements that must be audited under this Agreement, the Note or Related Documents must be accompanied by an unqualified opinion from the certified public accountant.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures paid by Lender for such purposes will then bear interest at the Note rate from the date paid by Lender to the date of repayment by Borrower. To the extent permitted by applicable law, all such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including finance leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower's accounts receivable, except to Lender.

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge or restructure as a legal entity (whether by division or otherwise), consolidate with or acquire any other entity, change its name, convert to another type of entity or redomesticate, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) make any distribution with respect to any capital account, whether by reduction of capital or otherwise.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower's obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's or any Grantor's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes

false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cross-Default. An Event of Default under any obligation of Massimo Motor Sports, Limited Liability Company and Miller Creek Holdings, LLC, or either one of them to Lender, shall constitute an event of default under the Note.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

GAAP ALTERNATIVE. Notwithstanding anything to the contrary in this Agreement, if the Borrower does not maintain its books, records, and financial reports in accordance with GAAP, Borrower shall maintain its books, records, and financial reports in a manner consistent with Borrower's prior presentations to Lender; all financial reports required to be provided under this Agreement shall be prepared in a manner consistent with Borrower's prior presentations to Lender, certified by the Borrower as being true and correct; all computations made to determine compliance with the financial covenants or requirements in this Agreement shall be made in a manner consistent with Borrower's prior presentations to Lender and certified by the Borrower as being true and correct; and, all adequate reserves with respect to any contested assessments, taxes, charges, levies, liens or claims shall be established on Borrower's books in a manner consistent with Borrower's prior presentations to Lender.

LETTER OF CREDIT FACILITY. Subject to the terms and conditions set forth in this Agreement, Lender agrees, from time to time until Letter of Credit Termination Date, to issue, amend or extend or cause to be issued, amended or extended Letters of Credit for the account of Borrower. The aggregate face amount of all Letters of Credit (the "**Total Amount of Letters of Credit**") may not, at any time, exceed $6,000,000.00. The aggregate face amount of all Letters of Credit (the "**Total Amount of Letters of Credit**") plus the amount of all Advances may not, at any time, exceed the principal amount of the Note. The term "**Letter of Credit**" means any standby or commercial letter of credit issued at Borrower's request pursuant to this Agreement by Lender or any third party at Lender's request and for Borrower's account. The term "**Letter of Credit Termination Date**" means the day that is ten days prior to the date on which the Note matures (by its stated terms or acceleration).

No Obligation to Issue. Lender is not obligated to issuer (or cause to be issued) any Letter of Credit, if the expiration date of the requested Letter of Credit would be (i) more than 12 months after the date the requested Letter of Credit is issued, or (ii) after the Letter of Credit Termination Date. Lender is also not obligated to issue, amend or modify (or cause to be issued, amended or modified) any Letter of Credit if in Lender's sole determination: (1) Lender is enjoined, restrained, or otherwise prevented by applicable law, rule, regulation or order from issuing the Letter of Credit; (2) Lender will incur any reserve or capital requirement (for which Lender is not otherwise compensated under this Agreement, the Note or Related Documents), or any unreimbursed loss, cost or expense, which was not applicable on the date of this Agreement; (3) the issuance of the Letter of Credit would violate any of Lender's policies; (4) the Letter of Credit is to be denominated in a currency other than U.S. dollars; (5) any condition for making an Advance under this Agreement is not satisfied; or (6) any default or Event of Default has occurred or is continuing under this Agreement, the Note or Related Documents.

Letter of Credit Procedures. Each Letter of Credit shall be issued or amended, as the case may be, upon Borrower's request to Lender in the form of Lender's form Letter of Credit application along with all other documents and information as Lender may reasonably require. Lender must receive the application no later than 11:00 a.m. at least five days prior to the proposed issuance date or date of amendment, as the case may be, for the Letter of Credit.

Drawings and Reimbursements. No later than 3:00 p.m. on the date of any payment by Lender under any Letter of Credit (each, the "**Honor Date**"), Borrower shall reimburse Lender for the amount of Lender's payment to the beneficiary under the Letter of Credit. If Borrower fail to reimburse Lender on the Honor Date, then Borrower is deemed to have requested an Advance equal to the unreimbursed amount. Any unreimbursed amount that is not, for any other reason, fully refinanced by an Advance is due and payable on demand (together with interest) and bears interest at the interest rate plus the Default Rate Margin set forth in the Note.

Obligations Absolute. Borrower's obligation to reimburse Lender for all drawing under all Letters of Credit and to repay each Advance are absolute, unconditional and irrevocable, and must paid strictly in accordance with the terms of this Agreement and all Related Documents even

if: (1) any lack of validity or enforceability of the Letter of Credit, this Agreement, the Note or any Related Documents; (2) Borrower has, for any reason, any claim, counterclaim, setoff, defense or other right against any beneficiary or other drawer (or other collector) under any Letter of Credit, Lender or any other person or entity; (3) any draft, demand, certificate or other document presented under any Letter of Credit is forged, fraudulent, invalid or insufficient in any respect or any statement therein is untrue or inaccurate in any respect; (4) Lender (or the issuer of the Letter of Credit) makes any payment under the Letter of Credit against any presentation of a draft or certificate that does not strictly comply with the terms of the Letter of Credit; or (5) any other circumstance or happening whatsoever occurs, whether or not similar to any of the foregoing, which might otherwise constitute a defense available to, or a discharge of, Borrower. Borrower shall promptly examine a copy of each Letter of Credit and each amendment to any Letter of Credit and, shall immediately notify Lender of any irregularity of any Letter of Credit. Borrower is conclusively deemed to have waived any claim against Lender or the issuer of such Letter of Credit unless Borrower gives Lender notice of any irregularity of any Letter of Credit prior to Lender's or any third party's issuance of the Letter of Credit.

Cash Collateral. If any Event of Default occurs and is continuing, Borrower shall, upon Lender's demand, immediately deposit with Lender cash in an amount equal to the then face amount of all outstanding Letters of Credit.

L/C Fees. Borrower shall pay Lender prior to Lender's issuance of any Letter of Credit a fee for the issuance or extension of each Letter of Credit equal to **1.25%**.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including Lender's reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Texas.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Payment of Interest and Fees. Notwithstanding any other provision of this Agreement or any provision of any Related Document, Borrower does not agree or intend to pay, and Lender does not agree or intend to charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for the Loan which would in any way or event (including demand, prepayment, or acceleration) cause Lender to contract for, charge or collect more for the Loan than the maximum Lender would be permitted to charge or collect by any applicable federal or Texas state law. Any such excess interest or unauthorized fee will, instead of anything stated to the contrary, be applied first to reduce the unpaid principal balance of the Loan, and when the principal has been paid in full, be refunded to Borrower.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible,

the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this Agreement shall include all of Borrower's subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower's subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waive Jury. All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

Indemnification of Lender. Borrower agrees to indemnify, to defend and to save and hold Lender harmless from any and all claims, suits, obligations, damages, losses, costs and expenses (including, without limitation, Lender's attorneys' fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever that may be asserted against or incurred by Lender, its officers, directors, employees, and agents arising out of, relating to, or in any manner occasioned by this Agreement and the exercise of the rights and remedies granted Lender under this, as well as by: (1) the ownership, use, operation, construction, renovation, demolition, preservation, management, repair, condition, or maintenance of any part of the Collateral; (2) the exercise of any of Borrower's rights collaterally assigned and pledged to Lender hereunder; (3) any failure of Borrower to perform any of its obligations hereunder; and/or (4) any failure of Borrower to comply with the environmental and ERISA obligations, representations and warranties set forth herein. The foregoing indemnity provisions shall survive the cancellation of this Agreement as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event that Lender elects to exercise any of the remedies as provided under this Agreement following default hereunder. Borrower's indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Collateral and/or Borrower's business activities. Should any claim, action or proceeding be made or brought against Lender by reason of any event as to which Borrower's indemnification obligations apply, then, upon Lender's demand, Borrower, at its sole cost and expense, shall defend such claim, action or proceeding in Borrower's name, if necessary, by the attorneys for Borrower's insurance carrier (if such claim, action or proceeding is covered by insurance), or otherwise by such attorneys as Lender shall approve. Lender may also engage its own attorneys at its reasonable discretion to defend Borrower and to assist in its defense and Borrower agrees to pay the fees and disbursements of such attorneys.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Account. The word "Account" means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender).

Account Debtor. The words "Account Debtor" mean the person or entity obligated upon an Account.

Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf under the terms and conditions of this Agreement.

Agreement. The word "Agreement" means this Business Loan Agreement (Asset Based), as this Business Loan Agreement (Asset Based) may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement (Asset Based) from time to time.

Borrower. The word "Borrower" means Massimo Motor Sports, Limited Liability Company and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Borrowing Base. The words "Borrowing Base" mean as determined by Lender from time to time, **the lesser of (1) $10,000,000.00 minus Total Amount of Letters of Credit or (2) 80% of the aggregate amount of Eligible Accounts, plus 50% of Eligible Inventory** (not to exceed **50%** of the total Borrowing Base)

Business Day. The words "Business Day" mean a day on which commercial banks are open in the State of Texas.

Collateral. The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The word Collateral also includes without limitation all collateral described in the Collateral section of this Agreement.

Eligible Accounts. The words "Eligible Accounts" mean at any time, all of Borrower's Accounts which contain selling terms and conditions acceptable to Lender. The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:

(1) Accounts with respect to which the Account Debtor is a member, employee or agent of Borrower.

(2) Accounts with respect to which the Account Debtor is affiliated with Borrower.

(3) Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

(4) Accounts with respect to which the Account Debtor is not a resident of the United States, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Lender.

(5) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.

(6) Accounts which are subject to dispute, counterclaim, or setoff.

(7) Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

(8) Accounts with respect to which Lender, in its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

(9) Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

(10) Accounts with respect to which the Account Debtor is the United States government or any department or agency of the United States.

(11) Accounts which have not been paid in full within 90 from the invoice date.

(12) Related/Intercompany accounts.

(13) Consignment accounts.

(14) Foreign accounts.

(15) Disputed or setoff accounts.

(16) Accounts related to goods that have not yet been shipped.

(17) Accounts of any Account Debtor who has filed for bankruptcy or has become insolvent.

(18) Accounts cross-aged more than 10% over 90 days.

(19) The portion of any individual account exceeding 20% of total gross receivables.

Eligible Inventory. The words "Eligible Inventory" mean, at any time, all of Borrower's Inventory as defined below, except:

(1) Inventory which is not owned by Borrower free and clear of all security interests, liens, encumbrances, and claims of third parties.

(2) Inventory which Lender, in its sole discretion, deems to be obsolete, unsalable, damaged, defective, or unfit for further processing.

(3) Work in process.

(4) Inventory subject to liens, encumbrances, or other third-party claims.

(5) Obsolete, damaged, or unsalable inventory.

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Expiration Date. The words "Expiration Date" mean the date of termination of Lender's commitment to lend under this Agreement.

GAAP. The word "GAAP" means generally accepted accounting principles.

Grantor. The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or

waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Inventory. The word "Inventory" means all of Borrower's raw materials, work in process, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service in which Borrower now has or hereafter acquires any right, whether held by Borrower or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing. Inventory includes inventory temporarily out of Borrower's custody or possession and all returns on Accounts.

Lender. The word "Lender" means MidFirst Bank, its successors and assigns.

Letter of Credit. The words "Letter of Credit" mean a letter of credit issued by Lender on behalf of Borrower as described in the Letter of Credit Facility section of this Agreement.

Loan. The word "Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word "Note" means the Note dated January 3, 2024 and executed by Massimo Motor Sports, Limited Liability Company in the principal amount of $10,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

OCBOA. The term "OCBOA" means Other Comprehensive Basis of Accounting, as designated by Lender in writing as an acceptable alternative to GAAP.

Permitted Liens. The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

Primary Credit Facility. The words "Primary Credit Facility" mean the credit facility described in the Line of Credit section of this Agreement.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT (ASSET BASED) AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT (ASSET BASED) IS DATED JANUARY 3, 2024.

BORROWER:

MASSIMO MOTOR SPORTS, LIMITED LIABILITY COMPANY

By: ______________________________
David Shan, Managing Member of Massimo Motor Sports, Limited Liability Company

LENDER:

MIDFIRST BANK

By: *Hannah Lai*
Hannah Lai, Senior Vice President

SUBORDINATED PROMISSORY NOTE

$9,601,468.00 **Dallas, Texas** **January 3, 2024**

FOR VALUE RECEIVED, (Massimo Motor Sports, Limited Liability Company), A Texas corporation whose address is (3101 W Miller Road, Garland TX 75041) ("***Borrower***"), promises to pay to the order of (David Shan, "***Lender***") whose address is (5426 Royal Lane, Dallas TX 75229), the principal sum of (Nine Million Six Hundred and One Thousand Four Hundred Sixty Eight Dollars, $9,601,468.00), together with interest on the unpaid principal balance as set forth below. This note is a term note, and no amounts repaid may be re-borrowed. All sums hereunder are payable to the Lender at the address listed above.

1. ***Definitions***. The following terms shall have the following meanings.

"Bankruptcy Default" means (i) Borrower pursuant to or within the meaning of any Bankruptcy Law (as herein defined) (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in any involuntary case, (c) consents to the appointment of a Custodian (as herein defined) of it for all or substantially all of its property, or (d) makes a general assignment for the benefit of its creditors; or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for thirty (30) days that (a) is for relief against the Borrower in an involuntary case, (b) appoints a Custodian of Borrower for all or substantially all of its property, or (c)orders the liquidation of Borrower. The term "Bankruptcy Law" means Title 11, U. S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means ay receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

"Event of Default" means (i) Borrower fails to pay when due any installment of interest due under this Note; (ii) Borrower fails to pay the Note and any accrued interest on the Maturity Date, and (iii) any Bankruptcy Default occurs.

"Maturity Date" means January 3, 2029.

"Maximum Rate" means the higher of the maximum interest rate allowed by applicable United States or Texas law as amended from time to time and in effect on the date for which a determination of interest accrued hereunder is made. The determination of the maximum rate permitted by applicable Texas law shall be made pursuant to the weekly ceiling as determined pursuant to Chapter 303 of the Texas Finance Code, but the Lender reserves the right to implement from time to time any other rate ceiling permitted by such law.

2. ***Interest Rate***.

(a) The unpaid principal balance from the date hereof until maturity (whether by acceleration or otherwise) shall bear interest at a rate per annum equal to the lesser of:

(i) A fixed rate of interest of 0% per annum, or

(ii) The Maximum Rate.

(b) Interest calculated in accordance with Section 2(a)(ii) shall be calculated at a daily rate equal to 1/365th (1/366th in a leap year) of the Maximum Rate and shall be charged and collected on the actual number of days elapsed.

(c) If at any time the rate of interest which this Note would bear if the rate of interest were determined in accordance with Section 2(a)(i) hereof would otherwise exceed the Maximum Rate, then the rate of interest which this Note bears shall be limited to the Maximum Rate as set forth in Section 2(a)(ii) hereof; provided any subsequent reductions in the interest rate determined in accordance with Section 2(a)(i) hereof shall not reduce the rate of interest which this Note bears below the Maximum Rate until the total amount of the interest paid and accrued on this Note equals the amount of interest which would have been paid or accrued if the interest rate determined in accordance with Section 2(a)(i) hereof had at all times been in effect.

(d) All past-due payments of principal and interest under this Note shall bear interest at the Maximum Rate.

3. ***Payment of Principal and Interest***.

(a) Borrower shall make one payment of all outstanding principal and accrued interest of this Note which shall be due and payable on the Maturity Date.

(b) The principal and interest due hereunder shall be evidenced by the Lender's records which, absent manifest error, shall be conclusive evidence of the computation of principal and interest balances owed by the Borrower to the Lender.

4. ***Default***. Upon the occurrence of a Bankruptcy Default, the entire principal of and accrued interest on this Note shall forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower. Should any other Event of Default occur and be continuing, the holder of this Note may, without demand or notice of its election declare the entire unpaid balance of this Note, or any part thereof, immediately due and payable, whereupon the principal of and accrued interest on such Note shall be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower.

5. ***Prepayment***. Borrower may at any time prepay in whole or in part the unpaid principal of this Note without premium or penalty, and the interest shall immediately cease on any amounts so prepaid. Prepayments shall be applied first, to any interest outstanding, then to principal.

6. ***Waiver***. Each surety, endorser, guarantor and any other party now or hereafter liable for the payment of this Note in whole or in part ("***Surety***") and Borrower hereby severally (a) waive grace, demand, presentment for payment, notice of nonpayment, protest, notice of protest, non-

payment or dishonor, notice of intent to accelerate, notice of acceleration and all other notices, filing of suit and diligence in collecting this Note or enforcing any other security with respect to same, (b) agree to any substitution, surrender, subordination, waiver, modification, change, exchange or release of any security or the release of the liability of any parties primarily or secondarily liable hereon, (c) agree that Lender is not required first to institute suit or exhaust its remedies hereon against Borrower, any Surety or others liable or to become liable hereon or to enforce its rights against them or any security with respect to same or to join any of them in any suit against any others of them, and (d) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

7. ***Attorney's Fees***. If this Note is not paid at maturity, regardless of how such maturity may be brought about, or is collected or attempted to be collected through the initiation or prosecution of any suit or through any probate, bankruptcy or any other judicial proceedings, or is placed in the hands of an attorney for collection, Borrower shall pay, in addition to all other amounts owing hereunder, all actual expenses of collection, all court costs and reasonable attorney's fees incurred by the holder hereof.

8. ***Limitation on Agreements***. All agreements between Borrower and Lender, whether now existing or hereafter arising, are hereby limited so that in no event shall the amount paid, or agreed to be paid to or charged or demanded by the Lender for the use, forbearance, or detention of money or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to this Note, exceed the Maximum Rate. If any circumstance otherwise would cause the amount paid, charged or demanded to exceed the Maximum Rate, the amount paid or agreed to be paid to or charged or demanded by Lender shall be reduced to the Maximum Rate, and if Lender ever receives interest which otherwise would exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest otherwise would exceed the unpaid balance of principal of this Note such excess shall be applied first to other indebtedness of Borrower to Lender, and the balance, if any, shall be refunded to Borrower. In determining whether the interest paid, agreed to be paid, charged or demanded hereunder exceeds the highest amount permitted by applicable law, all sums paid or agreed to be paid to or charged or demanded by the Lender for the use, forbearance or detention of the indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout such term, (ii) be characterized as a fee, expense or other charge other than interest, and (iii) exclude any voluntary prepayments and the effects thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Lender and Borrower in conflict herewith.

9. ***Governing Law and Venue***. This Note and the rights and obligations of the parties hereunder shall be governed by the laws of the United States of America and by the laws of the State of Texas. Chapter 346 of the Texas Finance Code does not apply to this Note.

10. ***Business Day***. If any action is required or permitted to be taken hereunder on a Sunday, legal holiday or other day on which banking institutions in the State of Texas are authorized or required to close, such action shall be taken on the next succeeding day which is a business day, and, to the extend applicable, interest on the unpaid principal balance shall continue to accrue at the applicable rate.

11. ***Subordination***. Notwithstanding anything to the contrary contained herein, this Note is subordinated to any indebtedness owing from Borrower to MidFirst Bank under that certain Loan Agreement dated as of January 03, 2024, and may be enforced only in accordance with that certain Subordination Agreement dated as of January 03, 2024 among Borrower, Lender and MidFirst Bank.

Borrower:

Massimo Motor Sports, Limited Liability Company

By: ______________________
Name: David Shan
Title: CEO

SUBORDINATION AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$10,000,000.00	01-03-2024	01-03-2026	1253580-100	80	00001462639	13205	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: Massimo Motor Sports, Limited Liability Company
3101 W. Miller Rd.
Garland, TX 75041

Lender: MidFirst Bank
Location: Commercial Lending
11001 N Rockwell
Oklahoma City, OK 73162

Creditor: David Shan
5426 Royal Ln
Dallas, TX 75229

THIS SUBORDINATION AGREEMENT dated January 3, 2024, is made and executed among Massimo Motor Sports, Limited Liability Company; 3101 W. Miller Rd.; Garland, TX 75041 ("Borrower"); David Shan, 5426 Royal Ln, Dallas, TX 75229 ("Creditor"); and MidFirst Bank, Location: Commercial Lending, 11001 N Rockwell, Oklahoma City, OK 73162 ("Lender").

CURRENT INDEBTEDNESS OWING TO CREDITOR. As of the date of this Agreement, Borrower is indebted to Creditor in the aggregate amount of **$9,601,468.00.** This amount is the total indebtedness of every kind from Borrower to Creditor.

REQUESTED FINANCIAL ACCOMMODATIONS. Creditor and Borrower each want Lender to provide financial accommodations to Borrower in the form of (A) new credit or loan advances, (B) an extension of time to pay or other compromises regarding all or part of Borrower's present indebtedness to Lender, or (C) other benefits to Borrower. Borrower and Creditor each represent and acknowledge to Lender that Creditor will benefit as a result of these financial accommodations from Lender to Borrower, and Creditor acknowledges receipt of valuable consideration for entering into this Agreement. **Based on the representations and acknowledgments contained in this Agreement, Borrower and Creditor agree with Lender as follows:**

SUBORDINATED INDEBTEDNESS. The words "Subordinated Indebtedness" as used in this Agreement mean all present and future indebtedness, obligations, liabilities, claims, rights, and demands of any kind which may be now or hereafter owing from **Borrower to Creditor.** The term "Subordinated Indebtedness" is used in its broadest sense and includes without limitation all principal, all interest, all costs, Lender's reasonable attorneys' fees, all sums paid for the purpose of protecting the rights of a holder of security, all contingent obligations of Borrower (such as a guaranty), and all other obligations, secured or unsecured, of any nature whatsoever.

SUPERIOR INDEBTEDNESS. The words "Superior Indebtedness" as used in this Agreement mean and include all present and future indebtedness, obligations, liabilities, claims, rights, and demands of any kind which may be now or hereafter owing from **Borrower to Lender.** The term "Superior Indebtedness" is used in its broadest sense and includes without limitation all principal, all interest, all costs, Lender's reasonable attorneys' fees, all sums paid for the purpose of protecting Lender's rights in security (such as paying for insurance on collateral if the owner fails to do so), all contingent obligations of Borrower (such as a guaranty), all obligations arising by reason of Borrower's accounts with Lender (such as an overdraft on a checking account), and all other obligations of Borrower to Lender, secured or unsecured, of any nature whatsoever.

SUBORDINATION. All Subordinated Indebtedness of Borrower to Creditor is and shall be subordinated in all respects to all Superior Indebtedness of Borrower to Lender. If Creditor holds one or more Security Interests, whether now existing or hereafter acquired, in any of Borrower's real property or personal property, Creditor also subordinates all Creditor's Security Interests to all Security Interests held by Lender, whether now existing or hereafter acquired.

PAYMENTS TO CREDITOR. Except as provided below, Borrower will not make and Creditor will not accept, at any time while any Superior Indebtedness is owing to Lender, (A) any payment upon any Subordinated Indebtedness, (B) any advance, transfer, or assignment of assets to Creditor in any form whatsoever that would reduce at any time or in any way the amount of Subordinated Indebtedness, or (C) any transfer of any assets as security for the Subordinated Indebtedness. Notwithstanding the foregoing, Borrower may make regularly scheduled payments of interest only to Creditor so long as Borrower is not in default under any agreement between Lender and Borrower. Creditor may not accelerate any amounts owed to Creditor without Lender's prior written consent.

In the event of any distribution, division, or application, whether partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of Borrower's assets, or the proceeds of Borrower's assets, in whatever form, to creditors of Borrower or upon any indebtedness of Borrower, whether by reason of the liquidation, dissolution or other winding-up of Borrower, or by reason of any execution sale, receivership, insolvency, or bankruptcy proceeding, assignment for the benefit of creditors, proceedings for reorganization, or readjustment of Borrower or Borrower's properties, then and in such event, (A) the Superior Indebtedness shall be paid in full before any payment is made upon the Subordinated Indebtedness, and (B) all payments and distributions, of any kind or character and whether in cash, property, or securities, which shall be payable or deliverable upon or in respect of the Subordinated Indebtedness shall be paid or delivered directly to Lender for application in payment of the amounts then due on the Superior Indebtedness until the Superior Indebtedness shall have been paid in full.

In order that Lender may establish its right to prove claims and recover for its own account dividends based on the Subordinated Indebtedness, Creditor does hereby assign all its right, title, and interest in such claims to Lender. Creditor further agrees to supply such information and evidence, provide access to and copies of such of Creditor's records as may pertain to the Subordinated Indebtedness, and execute such instruments as may be required by Lender to enable Lender to enforce all such claims and collect all dividends, payments, or other disbursements which may be made on account of the Subordinated Indebtedness. For such purposes, Creditor hereby irrevocably authorizes Lender in its discretion to make and present for or on behalf of Creditor such proofs of claims on account of the Subordinated Indebtedness as Lender may deem expedient and proper and to vote such claims in any such proceeding and to receive and collect any and all dividends, payments, or other disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Superior Indebtedness.

Should any payment, distribution, security, or proceeds thereof be received by Creditor at any time on the Subordinated Indebtedness contrary to the terms of this Agreement, Creditor immediately will deliver the same to Lender in precisely the form received (except for the endorsement or assignment of Creditor if necessary), for application on or to secure the Superior Indebtedness, whether it is due or not due, and until so delivered the same shall be held in trust by Creditor as property of Lender. In the event Creditor fails to make any such endorsement or

assignment, Lender, or any of its officers on behalf of Lender, is hereby irrevocably authorized by Creditor to make the same.

CREDITOR'S NOTES. Creditor agrees to deliver to Lender, at Lender's request, all notes of Borrower to Creditor, or other evidence of the Subordinated Indebtedness, now held or hereafter acquired by Creditor, while this Agreement remains in effect. At Lender's request, Borrower also will execute and deliver to Creditor a promissory note evidencing any book account or claim now or hereafter owed by Borrower to Creditor, which note also shall be delivered by Creditor to Lender. Creditor agrees not to sell, assign, pledge or otherwise transfer any of such notes except subject to all the terms and conditions of this Agreement.

CREDITOR'S REPRESENTATIONS AND WARRANTIES. Creditor represents and warrants to Lender that: (A) no representations or agreements of any kind have been made to Creditor which would limit or qualify in any way the terms of this Agreement; (B) this Agreement is executed at Borrower's request and not at the request of Lender; (C) Lender has made no representation to Creditor as to the creditworthiness of Borrower; and (D) Creditor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition. Creditor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Creditor's risks under this Agreement, and Creditor further agrees that Lender shall have no obligation to disclose to Creditor information or material acquired by Lender in the course of its relationship with Borrower.

CREDITOR'S WAIVERS. Creditor waives any right to require Lender: (A) to make, extend, renew, or modify any loan to Borrower or to grant any other financial accommodations to Borrower whatsoever; (B) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Superior Indebtedness or of any nonpayment related to any Security Interests, or notice of any action or nonaction on the part of Borrower, Lender, any surety, endorser, or other guarantor in connection with the Superior Indebtedness, or in connection with the creation of new or additional Superior Indebtedness; (C) to resort for payment or to proceed directly or at once against any person, including Borrower; (D) to proceed directly against or exhaust any Security Interests held by Lender from Borrower, any other guarantor, or any other person; (E) to give notice of the terms, time, and place of any public or private sale of personal property security held by Lender from Borrower or to comply with any other applicable provisions of the Uniform Commercial Code; (F) to pursue any other remedy within Lender's power; or (G) to commit any act or omission of any kind, at any time, with respect to any matter whatsoever.

LENDER'S RIGHTS. Lender may take or omit any and all actions with respect to the Superior Indebtedness or any Security Interests for the Superior Indebtedness without affecting whatsoever any of Lender's rights under this Agreement. In particular, without limitation, Lender may, without notice of any kind to Creditor, (A) make one or more additional secured or unsecured loans to Borrower; (B) repeatedly alter, compromise, renew, extend, accelerate, or otherwise change the time for payment or other terms of the Superior Indebtedness or any part thereof, including increases and decreases of the rate of interest on the Superior Indebtedness; extensions may be repeated and may be for longer than the original loan term; (C) take and hold Security Interests for the payment of the Superior Indebtedness, and exchange, enforce, waive, and release any such Security Interests, with or without the substitution of new collateral; (D) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or guarantors on any terms or manner Lender chooses; (E) determine how, when and what application of payments and credits, shall be made on the Superior Indebtedness; (F) apply such security and direct the order or manner of sale thereof, as Lender in its discretion may determine; and (G) assign this Agreement in whole or in part.

DEFAULT BY BORROWER. If Borrower becomes insolvent or bankrupt, this Agreement shall remain in full force and effect. Any default by Borrower under the terms of the Subordinated Indebtedness also shall constitute an event of default under the terms of the Superior Indebtedness in favor of Lender.

DURATION AND TERMINATION. This Agreement will take effect when received by Lender, without the necessity of any acceptance by Lender, in writing or otherwise, and will remain in full force and effect until Creditor shall notify Lender in writing at the address shown above to the contrary. Any such notice shall not affect the Superior Indebtedness owed Lender by Borrower at the time of such notice, nor shall such notice affect Superior Indebtedness thereafter granted in compliance with a commitment made by Lender to Borrower prior to receipt of such notice, nor shall such notice affect any renewals of or substitutions for any of the foregoing. Such notice shall affect only indebtedness of Borrower to Lender arising after receipt of such notice and not arising from financial assistance granted by Lender to Borrower in compliance with Lender's obligations under a commitment. Any notes lodged with Lender pursuant to the section titled "Creditor's Notes" above need not be returned until this Agreement has no further force or effect.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses. Creditor agrees to pay upon demand all of Lender's costs and expenses, including Lender's reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Creditor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including Lender's reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Creditor also shall pay all court costs and such additional fees as may be directed by the court.

Authority. The person who signs this Agreement as or on behalf of Creditor represents and warrants that he or she has authority to execute this Agreement and to subordinate the Subordinated Indebtedness and the Creditor's security interests in Borrower's property, if any.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. **This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Texas.**

Interpretation. In all cases where there is more than one Creditor, then all words used in this Agreement in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Creditor named in this Agreement or when this Agreement is executed by more than one , the words "Creditor" shall mean all and any one or more of them. Reference to the phrase "Creditor" includes the heirs, successors, assigns, and transferees of each of them.

Successors and Assigns. This Agreement shall be understood to be for the benefit of Lender and for such other person or persons as may from time to time become or be the holder or owner of any of the Superior Indebtedness or any interest therein, and this Agreement shall be transferable to the same extent and with the same force and effect as any such Superior Indebtedness may be transferable.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Creditor, shall constitute a waiver of any of Lender's rights or of any of Creditor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Waive Jury. All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement. The word "Agreement" means this Subordination Agreement, as this Subordination Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Subordination Agreement from time to time.

Borrower. The word "Borrower" means Massimo Motor Sports, Limited Liability Company and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Creditor. The word "Creditor" means David Shan.

Lender. The word "Lender" means MidFirst Bank, its successors and assigns.

Note. The word "Note" means the Note dated January 3, 2024 and executed by Massimo Motor Sports, Limited Liability Company in the principal amount of $10,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Superior Indebtedness.

Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

Subordinated Indebtedness. The words "Subordinated Indebtedness" mean the indebtedness described in the section of this Agreement titled "Subordinated Indebtedness".

Superior Indebtedness. The words "Superior Indebtedness" mean the indebtedness described in the section of this Agreement titled "Superior Indebtedness".

BORROWER AND CREDITOR EACH ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS SUBORDINATION AGREEMENT, AND BORROWER AND CREDITOR EACH AGREE TO ITS TERMS. THIS AGREEMENT IS DATED JANUARY 3, 2024.

BORROWER:

MASSIMO MOTOR SPORTS, LIMITED LIABILITY COMPANY

By: ______________________________
David Shan, Managing Member of Massimo Motor Sports, Limited Liability Company

CREDITOR:

X ______________________________
David Shan, Individually

LENDER:

MIDFIRST BANK

X ______________________________
Hannah Lai, Senior Vice President

MIDFIRST BANK

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$10,000,000.00	01-03-2024	01-03-2026	1253580-100	80	00001462639	13205	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: Massimo Motor Sports, Limited Liability Company
3101 W. Miller Rd.
Garland, TX 75041

Lender: MidFirst Bank
Location: Commercial Lending
11001 N Rockwell
Oklahoma City, OK 73162

Principal Amount: $10,000,000.00 **Date of Note: January 3, 2024**

PROMISE TO PAY. Massimo Motor Sports, Limited Liability Company ("Borrower") promises to pay to MidFirst Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Ten Million & 00/100 Dollars ($10,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance or maturity, whichever occurs first.

CHOICE OF USURY CEILING AND INTEREST RATE. The interest rate on this Note has been implemented under the "Weekly Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance Code.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on January 3, 2026. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning February 3, 2024, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; then to any late charges; and then to any unpaid collection costs. Notwithstanding any other provision of this Note, Lender will not charge interest on any undisbursed loan proceeds. No scheduled payment, whether of principal or interest or both, will be due unless sufficient loan funds have been disbursed by the scheduled payment date to justify the payment.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Wall Street Journal U.S. Prime Rate as published in the Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each time the prime rate changes, which could be daily. Borrower understands that Lender may make loans based on other rates as well. **The Index currently is 8.500% per annum.** Interest prior to maturity on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 0.250 percentage points over the Index (the "Margin"), rounded to the nearest 0.001 percent, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 8.750%.

Lender's obligation to make or maintain the loan at the Interest Rate (defined below) will be suspended immediately after Lender provides Borrower a Suspension Notice (defined below) and all interest payable at the Interest Rate will automatically convert to a rate of interest determined by Lender based on an index and margin that is reasonably equivalent to the most recent, reliable Interest Rate, as determined in good faith by Lender, prior to the date of the Suspension Notice. Lender may only issue a Suspension Notice to Borrower under (C) of the definition of Suspension Notice if Lender issues a similar notice to its other borrowers with loans of similar maturities which are tied to the Index and for which Lender has the right to issue such a Suspension Notice. If circumstances further change and nullify the basis on which the Suspension Notice was given, then Lender will notify Borrower of the change and thereafter the unpaid principal balance of the loan will automatically bear interest at the Interest Rate. "Interest Rate" means either (a) the Index plus the Margin or, (b) if no Margin, the Index. "Suspension Notice" means the notice from Lender to Borrower setting forth Lender's good faith determination that (A) the Index is not reported, or (B) (as a result of changes to applicable law) it has become unlawful or discouraged for Lender to make or maintain the loan at the Interest Rate or (C) the Index (1) is unreliable or impractical to use for loans tied to any index or for Lender's risk management or hedging related to any such loans, or (2) is no longer the predominant index for variable rate loans made by Lender or its competitors, or (3) no longer permits Lender to achieve (in all material respects) the return on the loan as Lender modeled at the time Lender approved the loan.

NOTICE: Under no circumstances will the interest rate on this Note be less than 3.500% per annum or more than the maximum rate allowed by applicable law. For purposes of this Note, the "maximum rate allowed by applicable law" means the greater of (A) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (B) the "Weekly Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance Code.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. All interest payable under this Note is computed using this method.

RECEIPT OF PAYMENTS. All payments must be made in U.S. dollars and must be received by Lender at:

Payment Processing Department
P.O. Box 76149
Oklahoma City, OK 73147-2149

All payments must be received by Lender consistent with any written payment instructions provided by Lender.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation

to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: MidFirst Bank, P.O. Box 76149 Oklahoma City, OK 73147-2149.**

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged **5.000% of the unpaid portion of the regularly scheduled payment.**

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 6.000 percentage point margin ("Default Rate Margin"). The additional Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower's existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance under this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Texas.

DISHONORED CHECK CHARGE. Borrower will pay a processing fee of $25.00 if any check given by Borrower to Lender as a payment on this loan is dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by

(A) a Commercial Security Agreement dated April 18, 2022 made and executed between Massimo Motor Sports, Limited Liability Company and

Lender on collateral described as: inventory, chattel paper, accounts, equipment and general intangibles.

(B) a Deed of Trust dated April 9, 2021, as modified, to a trustee in favor of Lender on real property located in Dallas County, State of Texas.

(C) an Assignment of All Rents, as modified, on real property located in Dallas County, State of Texas.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Borrower or as provided in this paragraph. All oral requests shall be confirmed in writing on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following person or persons are authorized, except as provided in this paragraph, to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: **David Shan, Managing Member of Massimo Motor Sports, Limited Liability Company. * Advance Requests must be submitted by 2:00 PM, Central time.** Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure. **This revolving line of credit shall not be subject to Ch. 346 of the Texas Finance Code.**

CREDIT AUTHORIZATION. During the term of this Note, Borrower authorizes Lender for any business purpose (including, without limitation, offering new products and services) to (1) verify or check any information Borrower gives to Lender, (2) check Borrower's credit references, (3) verify Borrower's employment, and (4) if Borrower is a natural person, obtain Borrower's consumer credit reports.

PRIOR NOTE. This Note is executed and delivered not in payment of, but to renew and/or modify the terms of that certain Promissory Note No. 1253580-100 dated April 18, 2022, in the principal amount not to exceed $10,000,000.00 from Borrower to Lender (as such note has been extended, renewed, and/or modified from time to time, the "Prior Note"). All security documents which secure repayment of the Prior Note shall continue in full force and effect, as may be amended, as security for this Note and the indebtedness evidenced hereby.

RELEASE OF LENDER. Borrower and any guarantor(s) hereby release and forever discharge Lender, Lender's agents, servants, employees, officers, attorneys, successors and assigns from all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which Borrower or any guarantor(s) might now have or claim to have against Lender, whether presently known or unknown, and of every nature and extent whatsoever on account of or in any way concerning, arising out of or founded on the Note or Related Documents or the Loan including, without implied limitation, all such loss or damage of any kind heretofore sustained or that might arise as a consequence of the dealings between the parties. This release will not extend to any claim arising after the date of this Agreement to the extent such claim is based on acts or omissions of Lender occurring after the date of this Agreement except that such release is specifically intended by the parties to include the transactions contemplated by this Agreement.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: MidFirst Bank P O Box 258832 Oklahoma City, OK 73126-8832.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

MASSIMO MOTOR SPORTS, LIMITED LIABILITY COMPANY

By: ______________________________
David Shan, Managing Member of Massimo Motor Sports, Limited Liability Company

MIDFIRST BANK

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$10,000,000.00	01-03-2024	01-03-2026	1253580-100	80	00001462639	13205	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: Massimo Motor Sports, Limited Liability Company
3101 W. Miller Rd.
Garland, TX 75041

Lender: MidFirst Bank
Location: Commercial Lending
11001 N Rockwell
Oklahoma City, OK 73162

Principal Amount: $10,000,000.00 **Date of Agreement: January 26, 2024**

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note No. 1253580-100 dated January 3, 2024 in the principal amount not to exceed $10,000,000.00, executed by Borrower in favor of Lender, as modified (the "Note").

GOVERNING AGREEMENT. The Note is governed by a Business Loan Agreement (Asset Based) dated January 3, 2024, previously executed between Borrower and Lender, as modified, amended or supplemented (the "Loan Agreement"). The Loan Agreement states the terms and conditions of the Note, including without limitation the terms and conditions under which the maturity of the Note may be accelerated. When Borrower signs this Agreement, Borrower represents to Lender that Borrower has reviewed and is in compliance with the terms contained in the Loan Agreement. All capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

DESCRIPTION OF CHANGE IN TERMS. Borrower has requested that Lender modify the terms of the Note by reducing the interest rate from Wall Street Journal Prime Rate plus a margin of 0.250% to Wall Street Journal Prime Rate plus a margin of -0.500% until paid in full. Lender has agreed, subject to the terms and conditions of this Agreement, including the modification of the Loan Agreement. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1) The "Payment" provision in the Note is hereby replaced by the "Payment" provision in this Agreement.

2) The "L/C Fees" provision in the Loan Agreement is hereby amended and restated as follows:

L/C Fees. Borrower shall pay Lender prior to Lender's issuance of any Letter of Credit a fee for the issuance or extension of each Letter of Credit equal to 0.500%

All other terms and conditions of the Loan shall remain unchanged unless specifically modified by this Agreement.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on January 3, 2026. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning February 3, 2024, with all subsequent interest payments to be due on the same day of each month after that.

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the Wall Street Journal U.S. Prime Rate as published in the Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each time the prime rate changes, which could be daily. Borrower understands that Lender may make loans based on other rates as well. **The Index currently is 8.500% per annum.** Interest prior to maturity on the unpaid principal balance of this loan will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 0.500 percentage points under the Index (the "Margin"), rounded to the nearest 0.001 percent, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 8.000%.

Lender's obligation to make or maintain the loan at the Interest Rate (defined below) will be suspended immediately after Lender provides Borrower a Suspension Notice (defined below) and all interest payable at the Interest Rate will automatically convert to a rate of interest determined by Lender based on an index and margin that is reasonably equivalent to the most recent, reliable Interest Rate, as determined in good faith by Lender, prior to the date of the Suspension Notice. Lender may only issue a Suspension Notice to Borrower under (C) of the definition of Suspension Notice if Lender issues a similar notice to its other borrowers with loans of similar maturities which are tied to the Index and for which Lender has the right to issue such a Suspension Notice. If circumstances further change and nullify the basis on which the Suspension Notice was given, then Lender will notify Borrower of the change and thereafter the unpaid principal balance of the loan will automatically bear interest at the Interest Rate. "Interest Rate" means either (a) the Index plus the Margin or, (b) if no Margin, the Index. "Suspension Notice" means the notice from Lender to Borrower setting forth Lender's good faith determination that (A) the Index is not reported, or (B) (as a result of changes to applicable law) it has become unlawful or discouraged for Lender to make or maintain the loan at the Interest Rate or (C) the Index (1) is unreliable or impractical to use for loans tied to any Index or for Lender's risk management or hedging related to any such loans, or (2) is no longer the predominant index for variable rate loans made by Lender or its competitors, or (3) no longer permits Lender to achieve (in all material respects) the return on the loan as Lender modeled at the time Lender approved the loan.

NOTICE: Under no circumstances will the interest rate on this loan be less than 3.500% per annum or more than the maximum rate allowed by applicable law. For purposes of this Agreement, the "maximum rate allowed by applicable law" means the greater of (A) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Agreement, or (B) the "Weekly Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance Code.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. All interest payable under this loan is computed using this method.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing

in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

SECURITY. This loan is secured by previously executed, separate security instruments, including but not limited to the following: a Commercial Security Agreement dated April 18, 2022 made and executed between Massimo Motor Sports, Limited Liability Company and Lender on collateral described as: inventory, chattel paper, accounts, equipment and general intangibles; a Deed of Trust dated April 9, 2021, as modified, to a trustee in favor of Lender on real property located in Dallas County, State of Texas; an Assignment of All Rents, as modified, on real property located in Dallas County, State of Texas; and Commercial Guaranty Agreements dated January 3, 2024, executed by David Shan, Miller Creek Holdings LLC and Massimo Group.

RELEASE OF LENDER. Borrower and any guarantor(s) hereby release and forever discharge Lender, Lender's agents, servants, employees, officers, attorneys, successors and assigns from all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which Borrower or any guarantor(s) might now have or claim to have against Lender, whether presently known or unknown, and of every nature and extent whatsoever on account of or in any way concerning, arising out of or founded on the Note or Related Documents or the Loan including, without implied limitation, all such loss or damage of any kind heretofore sustained or that might arise as a consequence of the dealings between the parties. This release will not extend to any claim arising after the date of this Agreement to the extent such claim is based on acts or omissions of Lender occurring after the date of this Agreement except that such release is specifically intended by the parties to include the transactions contemplated by this Agreement.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

MASSIMO MOTOR SPORTS, LIMITED LIABILITY COMPANY

By: _______________
David Shan, Managing Member of Massimo Motor Sports, Limited Liability Company

X _______________
David Shan, Guarantor

MILLER CREEK HOLDINGS LLC

By: _______________
David Shan, Chief Executive Member of Miller Creek Holdings LLC, Grantor and Guarantor

MASSIMO GROUP

By: _______________
David Shan, President of Massimo Group, Guarantor

LENDER:

MIDFIRST BANK

X _______________
Hannah Lai, Senior Vice President